[LOGO]                                                 JEFFREY T. EBELHAR, CPA
EKW                                                    DOUGLAS E. KELLER, CPA
& ASSOCIATES, llp                                      REBECCA R. WHITEHEAD, CPA
CERTIFIED PUBLIC ACCOUNTANTS &                         MARTHA F. CLARK, CPA
BUSINESS CONSULTANTS                                   CHRISTOPHER L. LOVE, CPA
                                                       THERESA P. ELLIOTT, CPA
                                                       GINA G. SLOAN, CPA
                                                       EVE B. HOLDER, CPA
                                                       JULIA H. WIMAN, CPA
                                                       ERIC C. HICKS, CPA
                                                       KRISTIN C.N. CALLIS, CPA
                                                       HEATHER R. ESTES, CPA
                                                       SARA E. PHILLIPS, CPA
                                                       BRIAN J. MISCHEL, CPA

                         Independent Auditor's Consent
                         -----------------------------


The Board of Directors
Community First Bancorp, Inc.:

We hereby consent to the use of our report, dated January 17, 2003, relating to the financial statements of Community First Bank, the summary of our opinion as to the Kentucky income tax consequences of the proposed conversion to stock form and the references to our Firm under the headings "Experts" and "Legal and Tax Matters" in the Prospectus included in the Form SB-2.


EKW & Associates, llp

Owensboro, Kentucky
May 12, 2003


    100 West Third Street - P.O. Box 1824 - Owensboro, Kentucky - 42302-1824
             Ph: 270-926-2922 - Fax: 270-684-0178 - www.ekwllp.com